                                 Exhibit 20(b)

                   WESTWOOD HOMESTEAD FINANCIAL CORPORATION
                              3002 HARRISON AVENUE
                           CINCINNATI, OHIO 45211-5789

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held on ______________

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of Westwood Homestead Financial Corporation (the "Company"), will beheld at _________________________ at ________ on __________________. A Proxy
Card and a Prospectus/Joint Proxy Statement for the Meeting are enclosed. The Meeting is for the purpose of considering and acting upon the adoption of the Agreement and Plan of Reorganization dated August 6, 1999, by and among Camco Financial Corporation, The Westwood Homestead Savings Bank and the Company (the "Agreement") and the transaction of such other matters as may properly come before the Meeting or any adjournments thereof.

         The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposal at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on _______________ are the stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

         You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                     BY ORDER OF THE BOARD OF DIRECTORS




                                     MARY ANN JACOBS. SECRETARY
                                     Cincinnati, Ohio





IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PLEASE ACT PROMPTLY.